SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            SHARES PURCHASED        AVERAGE
DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NEW ENGLAND BUSINESS SERVICE

GABELLI FOUNDATION
6/25/04            5,400-           44.0000
MJG ASSOCIATES, INC.
6/25/04            4,000-           44.0000
GABELLI INTERNATIONAL II LTD
6/25/04            3,000-           44.0000
GABELLI INTERNATIONAL LTD
6/25/04            7,000-           44.0000
6/14/04            3,000-           43.8342
GABELLI FUND, LDC
6/25/04              900-           44.0000
GABELLI SECURITIES, INC.
6/25/04            6,000-           44.0000
GABELLI ASSOCIATES LTD
6/25/04          204,100-           44.0000
6/24/04           15,000            43.9700
6/18/04           66,300            43.9373
GAF II
6/25/04            5,100-           44.0000
6/18/04            2,100            43.9373
GABELLI ASSOCIATES FUND
6/25/04          146,900-           44.0000
6/24/04           10,000            43.9700
6/22/04              400            43.9500
6/21/04            7,800            43.9500
6/18/04           43,700            43.9373
GAMCO INVESTORS, INC.
6/18/04           46,300            43.9373
6/18/04            4,000-           43.9000
6/17/04              500-           43.8400
6/16/04            2,100-           43.8310
6/16/04            7,400-           43.8089
6/15/04            9,000-           43.8300
6/15/04            7,900-           43.8419
6/14/04            6,300-           43.8342
6/10/04           10,300-           43.8451
6/09/04            6,000            43.8686
6/08/04            6,000            43.8596
6/07/04            2,000-           43.8440
6/07/04            2,000            43.7930







GABELLI FUNDS, LLC.
GABELLI MATHERS FUND
6/25/04            1,000-           44.0000
GABELLI SMALL CAP GROWTH FUND
6/08/04           10,000-           43.8450
GABELLI EQUITY INCOME FUND
6/25/04           50,000-           44.0000
GABELLI GOLBAL UTILITY & INCOME TRUST
6/25/04           19,400-           44.0000
6/10/04              600-           43.8600
GABELLI DIVIDEND & INCOME TRUST
6/10/04           20,800-           43.8400
6/08/04              700-           43.8800
GABELLI CAPITAL ASSET FUND
6/25/04            5,000-           44.0000
GABELLI ABC FUND
6/25/04           19,000-           44.0000
6/09/04           11,000-           43.8300


(1)	THE DISPOSITIONS MADE ON 6/25/04 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE
13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON THE NEW YORK STOCK EXCHANGE.

(2)	PRICE EXCLUDES COMMISSION.